UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 18, 2007
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                         Delta Woodside Industries, Inc.
          ----------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                 South Carolina
                           ---------------------------
                          (State of Other Jurisdiction
                                of Incorporation)

                     1-10095                                 57-0535180
        ----------------------------------      ------------------------------
            (Commission File Number)           (IRS Employer Identification No.)

            700 North Woods Drive, Fountain Inn, South Carolina 29644
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               (Address of Principal Executive Offices) (Zip Code)

                                 (864) 255-4100
                                 --------------
                         (Registrant's Telephone Number
                              Including Area Code)

                                 Not Applicable
                      -----------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

         As of May 18, 2007, Delta Mills, Inc. ("Delta Mills") entered into an asset purchase agreement (the "APA") for the sale of the real property, including all buildings, structures, facilities, fixtures and other improvements thereto and approximately 98 acres, respecting its Beattie facility in Fountain Inn, South Carolina (collectively, the "Beattie Plant") to Stanley Atkins ("Atkins") for $3,750,000, subject to certain adjustments. All property is to be purchased as is, where is, and the closing of the transaction contemplated in the APA is subject to certain closing conditions. Delta Mills is a wholly-owned subsidiary of Delta Woodside Industries, Inc. (collectively with Delta Mills and Delta Mills' subsidiary Delta Mills Marketing, Inc., the "Debtors"). The U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), pursuant to an Order dated May 18, 2007 (the "Stalking Horse Order"), approved the selection of the APA as a "stalking horse bid" and approved procedures for an auction of the assets subject to the agreement. As described below, the consummation of the sale contemplated by the APA is subject to higher and better bids as may be selected by the Debtors, in consultation with the Official Committee of Unsecured Creditors, at the auction and is further subject to the approval of the Bankruptcy Court at a sale hearing.

         The Stalking Horse Order provides that the APA constitutes the "Stalking Horse Bid" in an auction for the assets subject to the APA. Any interested qualified bidders must make "Overbids" for these assets by 5:00 p.m. on June 22, 2007, and the auction will take place at 10:00 a.m. on June 27, 2007 or such later time as the Debtors may select. The Bankruptcy Court has scheduled a sale hearing at 2:00 p.m. on June 28, 2007 to approve the sale of the relevant assets. An initial Overbid must exceed the purchase price set forth in the Stalking Horse Bid by 3%, such that the initial Overbid Amount will be $3,862,500 (plus any applicable brokers' fees or other similar costs of the sale payable from the proceeds). Thereafter, successive Overbids must increase by minimum increments of $50,000 (plus any applicable brokers' fees or other similar costs of the sale payable from the proceeds). The Bankruptcy Court has set 4:00 p.m. on June 21, 2007 as the deadline for receiving objections to the sale of the Beattie Plant. There can be no assurance that the Debtors will receive, or the Bankruptcy Court will approve, any Overbids, that the Bankruptcy Court will approve the ultimate asset purchase agreement or that the conditions to closing set forth in the asset purchase agreement will be satisfied.

         The Debtors intend to continue efforts to sell the Pamplico real property in Florence County, South Carolina.

         The foregoing is a summary of the Stalking Horse Order and the APA, which summary is qualified in its entirety by the texts of the Stalking Horse Order and the APA, which are attached hereto as Exhibits 99.1 and 99.2.

9.01.    Financial Statements and Exhibits.

99.1 Order (A) Approving Delta Mills' Selection of Stanley Atkins as Stalking Horse Bidder for the Beattie Plant; (B) Approving Form and Manner of Notice; (C) Scheduling a Hearing to Consider the Sale of Beattie Plant; and (D) Granting Requested Relief.
99.2 Purchase and Sale Agreement made as of May 18, 2007 by and between Delta Mills, Inc. and Stanley Atkins (excluding certain schedules and exhibits; Debtors will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DELTA WOODSIDE INDUSTRIES, INC.

Date:  May 24, 2007                By:      /s/ W.H. Hardman, Jr.
                                      ------------------------------------------
                                            W.H. Hardman, Jr.
                                            Chief Financial Officer

                                    Exhibits

99.1 Order (A) Approving Delta Mills' Selection of Stanley Atkins as Stalking Horse Bidder for the Beattie Plant; (B) Approving Form and Manner of Notice; (C) Scheduling a Hearing to Consider the Sale of Beattie Plant; and (D) Granting Requested Relief.
99.2 Purchase and Sale Agreement made as of May 18, 2007 by and between Delta Mills, Inc. and Stanley Atkins (excluding certain schedules and exhibits; Debtors will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request).